Exhibit 99.3

AGBA is a leading one - stop financial supermarket based in Hong Kong offering the broadest set of financial and healthcare products in the Guangdong - Hong Kong - Macao Greater Bay Area (GBA) through a tech - led ecosystem, enabling clients to unlock the choice that best suits their needs . Trusted by over 400 , 000 individual and corporate customers, the Group focuses on four market - leading businesses : Platform Business, Distribution Business, Healthcare Business, and Fintech Business . Established in 1993 , the company became a publicly listed company on NASDAQ in November 2022 . In 2019 , the Group started implementing a strategy to separate its legacy broker - dealer business into a platform business and a distribution business . Today, AGBA offers unique product and service offerings : - B 2 C : market leading portfolio of wealth and health products - B 2 B : tech - enabled broker management platform for advisors CORPORATE SNAPSHOT Trade Name Operating Track Record: Workforce Product Vendors: AGBA Group Holding 30 years 2,600+ FACT SHEET WHAT MAKES AGBA UNIQUE? Immediate access to GBA integration and expansion capturing huge organic and inorganic growth opportunities (GBA = USD 17 trillion GDP = 13 % of China's economy) Enable wealth and health with ease by offering the broadest portfolio of financial and healthcare products and services through a wide range of internal and external distribution channels (including the largest team in HK of licensed professionals . Innovative, tech - led ecosystem backed by an in - house proprietary system, integrating innovative financial and healthcare solutions into one platform, enabling distributors and clients to unlock the best choice and benefits . Regulatory compliance with national and provisional operating licenses since 2006 and proven operational excellence and credibility under stringent regulatory regimes . Top - notch leaders with deep industry expertise and impeccable credentials across Platform, Distribution, Healthcare, and Fintech business for over 20 years . OUR UNRIVALED VALUE PROPOSITION 400,000+ clients 2,000+ financial advisors leading integrated wealth and health platform 2,600+ workforce 800 + | 400+ doctors | specialists 1,000+ financial products 100+ partners financially sound 800+ official clinics 24/7 customer service Listing: Ticker: IPO Shares O/S: Major Shareholder: Nasdaq AGBA 5 8.4 million Mr. Richard Tsai PUBLIC MARKET SUMMARY MEDIA CONTACTS Rothman & Roman : NG Chip Keng, M: +65 9623 2166, Email: chip@rothmanasia.com Tashan Kassey , M: +65 8282 8746 , Email: tashan.kassey@rothmanasia.com AGBA : Bethany Lai : Direct Line: + 852 3601 8040 , Email: bethany.lai @agba.com FINANCIAL HIGHLIGHTS *Source: unaudited management accounts AGBA maintains stringent accounting and auditing policies in all its day - to - day operations across the Group . Starting FY 2020 , like all U . S . - listed companies, AGBA’s financials are audited under strict compliance to the U . S . GAAP and disclosure rules and regulations of the U . S . Securities and Exchange Commission (”SEC”) including 10 Q quarterly results, 10 K audited annual results and all other filings that required the auditor’s clearances .